Exhibit 5.1

Marci K. Donnelly Vice President and Deputy Corporate Secretary	The Campbell’s Company One Campbell Place Camden, NJ 08103

August 13, 2026

The Campbell’s Company

One Campbell Place

Camden, New Jersey 08103-1799

Ladies and Gentlemen:

In my capacity as Vice President and Deputy Corporate Secretary of The Campbell’s Company, a New Jersey corporation (the “Company”), I am furnishing this opinion in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (as it may be amended or supplemented from time to time, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the contemplated issuance from time to time of the following securities: (i) senior debt securities of the Company (the “Senior Debt Securities”), which may be issued pursuant to an Indenture dated March 19, 2015, between the Company and Computershare Trust Company, N.A. (as successor in interest to Wells Fargo Bank, National Association) as retiring trustee, as amended and supplemented by the Supplemental Indenture, dated August 17, 2023, between the Company, Computershare Trust Company, N.A. (as successor in interest to Wells Fargo Bank, National Association), as retiring trustee, and U.S. Bank Trust Company, National Association, as successor trustee, as may be further supplemented from time to time (as so supplemented, the “Senior Indenture”), (ii) subordinated debt securities of the Company (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), which may be issued pursuant to a Subordinated Indenture to be entered into by the Company and U.S. Bank Trust Company, National Association, as trustee (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”), (iii) shares of capital stock, $0.0375 par value per share, of the Company (the “Capital Stock”), (iv) shares of preferred stock, without par value (unless an amendment to the Company’s Restated Certificate of Incorporation creating a class of preferred stock provides for a par value), of the Company (the “Preferred Stock”), (v) warrants (the “Warrants”), (vi) purchase contracts (the “Purchase Contracts”) and (vii) units (the “Units” and, together with the Debt Securities, the Capital Stock, the Preferred Stock, the Warrants and the Purchase Contracts, the “Securities”). The Securities being registered will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

In so acting, I or other members of the legal department of the Company have examined originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement, the Restated Certificate of Incorporation of the Company, the Amended and Restated By-Laws of the Company, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as I or they have deemed relevant and necessary as a basis for the opinion hereinafter set forth. I or they have also made such inquiries of such officers and representatives as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In rendering this opinion, I have assumed, without inquiry, the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the original documents of documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making my examination of executed documents or documents to be executed, I have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and I have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect on such parties. In addition, I have assumed (i) a definitive underwriting or similar agreement

The Campbell’s Company

August 13, 2026

with respect to any Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ii) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) that all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) that a prospectus supplement or term sheet will have been prepared and filed with the Commission describing the Securities offered thereby and will comply at all relevant times with all applicable laws; (v) the applicable Indenture or Indentures and indenture trustees will have been duly qualified under the Trust Indenture Act of 1939, as amended; (vi) that the Company will continue to be validly existing under the laws of New Jersey; and (vii) the Company will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary (x) to issue and sell the Securities being offered and (y) to execute and deliver the applicable Indenture or other applicable operative document. As to any facts material to the opinions expressed herein that I have not independently established or verified, I have relied upon, and assumed the accuracy of, statements and representations of officers and other representatives of the Company and others.

Based on the foregoing, and subject to the qualifications, exceptions and assumptions stated herein, I am of the opinion that:

1.	The Company is a corporation validly existing and in good standing under the laws of the State of New Jersey and has the corporate power and authority to issue the Securities.

2.

When the Senior Indenture, any supplemental indenture to be entered into in connection with the issuance of any Senior Debt Securities and the specific terms of a particular series of Senior Debt Securities have been duly authorized by the Board of Directors of the Company, or a duly authorized committee thereof, in accordance with the New Jersey Business Corporation Act, the Company’s Restated Certificate of Incorporation and the Company’s Amended and Restated By-Laws, such Senior Debt Securities will be duly authorized for issuance.

3.

When the Subordinated Indenture, any supplemental indenture to be entered into in connection with the issuance of any Subordinated Debt Securities and the specific terms of a particular series of Subordinated Debt Securities have been duly authorized by the Board of Directors of the Company, or a duly authorized committee thereof, in accordance with the New Jersey Business Corporation Act, the Company’s Restated Certificate of Incorporation and the Company’s Amended and Restated By-Laws, such Subordinated Debt Securities will be duly authorized for issuance.

4.

When the warrant agreement or warrant agreements to be entered into in connection with the issuance of any Warrants and the specific terms of the Warrants have been duly authorized by the Board of Directors of the Company, or a duly authorized committee thereof, in accordance with the New Jersey Business Corporation Act, the Company’s Restated Certificate of Incorporation and the Company’s Amended and Restated By-Laws, such Warrants will be duly authorized for issuance.

5.

When the unit agreement or unit agreements to be entered into in connection with the issuance of any Units and the specific terms of the Units have been duly authorized by the Board of Directors of the Company, or a duly authorized committee thereof, in accordance with the New Jersey Business Corporation Act, the Company’s Restated Certificate of Incorporation and the Company’s Amended and Restated By-Laws, such Units will be duly authorized for issuance.

6.

When the purchase contract agreement or purchase contract agreements to be entered into in connection with the issuance of any Purchase Contracts and the specific terms of the Purchase Contracts have been duly authorized by the Board of Directors of the Company, or a duly authorized committee thereof, in accordance with the New Jersey Business Corporation Act, the Company’s Restated Certificate of Incorporation and the Company’s Amended and Restated By-Laws, such Purchase Contracts will be duly authorized for issuance.

The Campbell’s Company

August 13, 2026

7.

When (i) the issuance and sale of shares of Capital Stock to be offered by the Company pursuant to the Registration Statement (the “Offered Capital Stock”) (including the terms and provisions thereof), the consideration to be received therefor (which shall be at least equal to the aggregate par value of such shares of Offered Capital Stock) and related matters have been duly authorized by the Board of Directors of the Company, or a duly authorized committee thereof, in accordance with the New Jersey Business Corporation Act, the Company’s Restated Certificate of Incorporation and the Company’s Amended and Restated By-Laws; (ii) the form and substance of the documents to be used in connection with the issuance and sale of such Offered Capital Stock (the “Stock Sale Documents”) have been duly authorized by the Board of Directors of the Company, or a duly authorized committee thereof, in accordance with the New Jersey Business Corporation Act, the Company’s Restated Certificate of Incorporation and the Company’s Amended and Restated By-Laws; (iii) the Board of Directors of the Company, or a duly authorized committee thereof, have taken or, subject to specified guidelines, have delegated to appropriate officers or representatives of the Company the authority to take and, pursuant thereto, such officers or representatives shall have taken, all other final action necessary to consummate the authorization of the issuance and sale of such Offered Capital Stock; (iv) the Stock Sale Documents shall have been duly executed and delivered by or on behalf of the parties thereto and shall have become effective as therein provided; (v) certificates in the form required under the New Jersey Business Corporation Act representing the Offered Capital Stock shall have been duly executed, countersigned, registered and delivered upon receipt of payment of the agreed upon consideration therefor and as contemplated by the Registration Statement and the Stock Sale Documents; and (vi) the Offered Capital Stock (to the extent such shares of Capital Stock are to be issued upon the conversion, exchange or exercise of any Securities, registered on the Registration Statement, when such shares have been duly issued and delivered as contemplated by the terms of such Securities), when issued and sold in accordance with the applicable underwriting agreement with respect to the Offered Capital Stock or any other duly authorized, executed and delivered valid and binding purchase or agency agreement will be issued for consideration that shall be at least equal to the aggregate par value of such shares of Capital Stock, the Offered Capital Stock will be validly issued, fully paid and non-assessable.

8.

When (i) the issuance and sale of the shares of Preferred Stock to be offered by the Company pursuant to the Registration Statement (the “Offered Preferred Stock”) (including the terms and provisions thereof), the consideration to be received therefor (which shall be determined by the Board of Directors of the Company and, in the case of Offered Preferred Stock having a par value, which shall be at least equal to the aggregate par value of such shares of Offered Preferred Stock) and related matters have been duly authorized by the Board of Directors of the Company, or a duly authorized committee thereof, in accordance with the New Jersey Business Corporation Act, the Company’s Restated Certificate of Incorporation and the Company’s Amended and Restated By-Laws; (ii) the form and substance of the documents to be used in connection with the issuance and sale of such Offered Preferred Stock (the “Preferred Stock Sale Documents”) have been duly authorized by the Board of Directors of the Company, or a duly authorized committee thereof, in accordance with the New Jersey Business Corporation Act, the Company’s Restated Certificate of Incorporation and the Company’s Amended and Restated By-Laws; (iii) the Board of Directors of the Company, or a duly authorized committee thereof, have taken or, subject to specified guidelines, have delegated to appropriate officers or representatives of the Company the authority to take and, pursuant thereto, such officers or representatives shall have taken, all other final action necessary to consummate the authorization of the issuance and sale of such Offered Preferred Stock; (iv) an amendment to the Restated Certificate of Incorporation of the Company establishing the applicable class or series and containing the terms of such class or series of Preferred Stock has been authorized by the Board of Directors of the Company, or a duly authorized committee thereof, and has been filed with the New Jersey State Treasurer; (v) the Preferred Stock Sale Documents shall have been duly executed and delivered by or on behalf of the parties thereto and shall have become effective as therein provided; (vi) Certificates in the form required under the New Jersey Business Corporation Act representing the Offered Preferred Stock shall have been duly executed, countersigned, registered and delivered upon receipt of payment of the agreed upon consideration therefor and as contemplated by the Registration Statement and the Preferred Stock Sale Documents; and (vii) the Offered Preferred Stock (to the extent such shares of Preferred Stock are to be issued upon the conversion, exchange or exercise of any Securities, registered on the Registration Statement, when such shares have been duly issued and delivered as contemplated by the terms of such Securities), when issued and sold in accordance with the applicable underwriting agreement with respect to the Offered Preferred Stock or any other duly authorized, executed and delivered valid and binding purchase or agency agreement will be issued for consideration as determined by the Board of Directors of the Company and, in the case of Offered Preferred Stock having a par value, that shall be at least equal to the aggregate par value of such shares of Preferred Stock, the Offered Preferred Stock will be validly issued, fully paid and non-assessable.

The Campbell’s Company

August 13, 2026

I am a member of the Bar of the State of New Jersey. My opinions herein reflect only the application of applicable laws of the State of New Jersey. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and I undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, which laws are subject to change with possible retroactive effect, and I assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering my opinions, I have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

I consent to the use of this opinion as an exhibit to the Registration Statement. I also consent to any and all references to myself and this opinion in the prospectus which is part of said Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion letter is limited to the matters set forth herein, and no opinion may be inferred or implied beyond the matters expressly set forth herein. This opinion letter is not a guaranty nor may one be inferred or implied.

Very truly yours,

/s/ Marci K. Donnelly

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